Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of September 10, 2015, is made by and among OREXIGEN THERAPEUTICS, INC., a Delaware corporation (the “Company”), and the Purchasers listed on Exhibit A hereto, together with their permitted transferees (each, a “Purchaser” and collectively, the “Purchasers”).

RECITALS:

A. The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act.

B. The Purchasers desire to purchase and the Company desires to sell, upon the terms and conditions stated in this Agreement, $60,000,000 of Common Stock and warrants to purchase Common Stock of the Company as set forth on Exhibit A hereto.

C. The capitalized terms used herein and not otherwise defined have the meanings given them in Article 7.

AGREEMENT

In consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers (severally and not jointly) hereby agree as follows:

ARTICLE 1

PURCHASE AND SALE OF SECURITIES

1.1 Purchase and Sale of Securities. At the Closing, the Company will issue and sell to each Purchaser, and each Purchaser will, severally and not jointly, purchase from the Company, the number of shares of Common Stock (the “Shares”) and the number of warrants substantially in the form attached as Exhibit B hereto (the “Warrants”) to purchase shares of Common Stock set forth opposite such Purchaser’s name on Exhibit A hereto. The Shares and the Warrants are referred to collectively as the “Securities.” For each Share purchased by a Purchaser, such Purchaser shall receive a Warrant to purchase 0.25 of a share of Common Stock at an exercise price per share equal to $6.00. The purchase price for each Share and Warrant to purchase 0.25 of a share of Common Stock shall be $3.00. Each Purchaser’s aggregate purchase price for the Securities purchased by such Purchaser hereunder is referred to as the “Aggregate Purchase Price.”

1.2 Payment. At the Closing, subject to the terms and conditions herein, each Purchaser will pay the Aggregate Purchase Price set forth opposite its name on Exhibit A hereto by wire transfer of immediately available funds in accordance with wire instructions provided by the Company to the Purchasers prior to the Closing. At the Closing, the Company will instruct its transfer agent to credit each Purchaser the number of Shares set forth on Exhibit A (and, upon request, will deliver stock certificates to the Purchasers representing the Shares) and will deliver the applicable Warrants to purchase the Warrant Shares to each applicable Purchaser against delivery of the Aggregate Purchase Price on the Closing Date. All Securities issued hereunder will be registered in the name of Baupost Group Securities, L.L.C., and will be delivered to it c/o State Street Bank and Trust, 200 Newport Avenue, 6th Floor, North Quincy, MA 02171, United States, Attention: Mike Manganaro.

1.3 Closing Date. The closing of the transaction contemplated by this Agreement will take place on September 10, 2015 (the “Closing Date”) and the closing (the “Closing”) will be held at the offices of Cooley LLP, 101 California Street, 5th Floor, San Francisco, CA 94111-5800 or at such other date and place as shall be agreed upon by the Company and the Purchasers hereunder of a majority in interest of the Securities.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as specifically contemplated by this Agreement, the Company hereby represents and warrants to the Purchasers that:

2.1 Organization and Qualification. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as currently conducted as disclosed in the SEC Documents, and to own or lease its properties. The Company is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to have a Material Adverse Effect. Each subsidiary of the Company has been duly formed and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized with full power and authority (corporate or other) to conduct its business as currently conducted and to own or lease its properties, except as would not reasonably be expected to have a Material Adverse Effect, and is duly qualified to do business as a foreign corporation, limited liability company or limited partnership, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

2.2 Authorization; Enforcement. The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement, to consummate the transactions contemplated hereby and to issue the Securities in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (including the issuance of the Securities) and by the Warrants have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required. This Agreement has been duly executed by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.

2.3 Capitalization. The authorized capital stock of the Company, as of September 4, 2015, consisted of 300,000,000 shares of Common Stock, $0.001 par value per share, of which 125,406,756 shares were issued and outstanding and 10,000,000 shares of Preferred Stock, $0.001 par value per share, none of which have been designated. All of the issued and outstanding shares of Common Stock have been duly authorized, validly issued, fully paid, and nonassessable. Options to purchase an aggregate of 20,292,251 shares of Common Stock were outstanding as of September 4, 2015. Except as disclosed in or contemplated by the SEC Documents, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations other than options granted under the Company’s stock option plans and its employee stock purchase plan. The Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), as in effect on the date hereof, and the Company’s Amended and Restated Bylaws (the “Bylaws”) as in effect on the date hereof, are each filed as exhibits to the SEC Documents.

2.4 Issuance of Securities. The Shares are duly and validly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive rights or other similar rights of stockholders of the Company or any of its subsidiaries. The Warrants have been duly and validly authorized and when executed, issued and delivered by the Company pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms. The shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) have been duly authorized and validly reserved for issuance pursuant to the terms of the Warrants; upon exercise of the Warrants in accordance with their terms, the Warrant Shares issuable thereupon will be validly issued, fully paid and non-assessable, and will not be subject to preemptive rights or other similar rights of stockholders of the Company or any of its subsidiaries and will be free of any voting or transfer restrictions pursuant to the Company’s Certificate of Incorporation or Bylaws or any agreement or other instrument to which the Company or any of its subsidiaries is a party that have not been validly waived (other than as provided in this Agreement and the Warrant). The certificates for such Warrant Shares will be in due and proper form.

2.5 No Conflicts; Government Consents and Permits.

(a) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including the issuance of the Securities) will not (i) conflict with or result in a violation of any provision of its Certificate of Incorporation or Bylaws or require the approval of the Company’s stockholders, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture, or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or any of its subsidiaries or its securities are subject) applicable to the Company, except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, defaults, and violations as would not reasonably be expected to have a Material Adverse Effect.

(b) The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental authority, agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, or to issue and sell the Securities in accordance with the terms hereof other than such as have been made or obtained, and except for the registration of the Shares and the Warrant Shares under the Securities Act pursuant to Section 6 hereof, any filings required to be made under federal or state securities laws, and any required filings or notifications regarding the issuance or listing of additional shares with Nasdaq.

(c) The Company and its subsidiaries have all franchises, permits, licenses, and any similar authority necessary for the conduct of their business and are otherwise in compliance with all laws, rules and regulations applicable to them and their business, in each case now being conducted by them and as currently proposed to be conducted as disclosed in the SEC Documents, except for such franchise, permit, license or similar authority, the lack of which, or which compliance failure, would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any actual notice of any proceeding relating to revocation or modification of any such franchise, permit, license, or similar authority except where such revocation or modification would not reasonably be expected to have a Material Adverse Effect.

2.6 SEC Documents, Financial Statements. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 2014, pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). Except as otherwise expressly stated herein, all references in this Agreement to information disclosed or described in the SEC Documents shall include the disclosure set forth on Exhibit C hereto to the extent such disclosure is filed with the SEC on a Form 8-K on or before 9:30 a.m., New York local time, on September 10, 2015. The Company is eligible to register its Common Stock for resale using Form S-3 promulgated under the Securities Act as of the date of this Agreement. The Company has delivered to each Purchaser, or each Purchaser has had access to, true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the Financial Statements and the related notes complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Financial Statements and the related notes have been prepared in accordance with accounting principles generally accepted in the United States, consistently applied, during the periods involved (except (i) as may be otherwise indicated in the Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may conform to the SEC’s rules and instructions for Reports on Form 10-Q) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). All material agreements that were required to be filed as exhibits to the SEC Documents under Item 601 of Regulation S-K (collectively, the “Material Agreements”) to which the Company or any Subsidiary of the Company is a party, or the property or assets of the Company or any Subsidiary of the Company are subject, have been filed as exhibits to the SEC Documents. All Material Agreements are valid and enforceable against the Company in accordance with their respective terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, and (ii) as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws. The Company is not in breach of or default under any of the Material Agreements, and to the Company’s knowledge, no other party to a Material Agreement is in breach of or default under such Material Agreement, except in each case, for such breaches or defaults as would not reasonably be expected to have a Material Adverse Effect. The Company has not received a notice of termination nor is the Company otherwise aware of any threats to terminate any of the Material Agreements.

2.7 Disclosure Controls and Procedures. Except as disclosed in the SEC Documents, the Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are effective in all material respects to ensure that material information relating to the Company and its subsidiaries, including any consolidated subsidiaries, is made known to its chief executive officer and chief financial officer by others within those entities. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the most recently filed quarterly or annual periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed quarterly or annual periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal control over financial reporting (as such term is defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal control over financial reporting.

2.8 Accounting Controls. Except as disclosed in the SEC Documents, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

2.9 Absence of Litigation. Except as disclosed in the SEC Documents, as of the date hereof, there is no action, suit, proceeding or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries, or any current or former director or officer of the Company, that if determined adversely to the Company or any of its subsidiaries or current or former directors or officers would reasonably be expected to have a Material Adverse Effect or would reasonably be expected to impair the ability of the Company to perform its obligations under this Agreement. Neither the Company, nor any director or officer thereof, nor any of its subsidiaries, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty relating to the Company. The Company has not received any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act and, to the Company’s knowledge, the SEC has not issued any such order.

2.10 Intellectual Property Rights. The Company and its subsidiaries own, possess or can acquire on reasonable terms sufficient trademarks, trademark applications, service marks, service names, trade names, patents, patent applications, patent rights, inventions, know-how, copyrights, domain names, licenses, approvals, trade secrets and other similar rights reasonably necessary to conduct their businesses as now conducted and, to the knowledge of the Company, as proposed to be conducted as described in the SEC Documents (the “Intellectual Property”); except to the extent failure to own, possess or acquire such Intellectual Property would not result in a Material Adverse Effect. To the Company’s knowledge, neither the Company nor any of its subsidiaries has infringed the intellectual property rights of third parties and no third party, to the Company’s knowledge, is infringing the Intellectual Property, in each case, which could reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the SEC Documents, there are no material options, licenses or agreements relating to the Intellectual Property, nor is the Company, nor any subsidiary, bound by or a party to any material options, licenses or agreements relating to the patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names or copyrights of any other person or entity. Except as described in the SEC Documents, there is no material claim or action or proceeding pending or, to the Company’s knowledge, threatened that challenges any of the rights of the Company or any subsidiary in or to, or otherwise with respect to, any Intellectual Property.

2.11 Placement Agents. The Company has taken no action that would give rise to any claim by any Person for brokerage commissions, placement agent’s fees or similar payments relating to this Agreement or the transactions contemplated hereby.

2.12 Investment Company. The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

2.13 No Material Adverse Change. Since the date of the latest audited financial statements included within the SEC Documents, except as described or referred to in the SEC Documents and except for cash expenditures in the ordinary course of business, (i) there has not been any change in the assets, liabilities, business, properties, financial condition or results of operations of the Company and its subsidiaries that would reasonably be expected to have a Material Adverse Effect, (ii) there has not been any dividend or distribution of any kind declared, or any authorization of any dividend or distribution of any kind, set aside for payment, paid or made by the Company on any class of capital stock, (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, and (iv) neither the Company nor any of its subsidiaries has incurred any material liabilities except in the ordinary course of business.

2.14 The Nasdaq Global Market. The Common Stock is listed on The Nasdaq Global Market, and, except as disclosed in the SEC Documents, to the Company’s knowledge, there are no proceedings to revoke or suspend such listing or the listing of the Shares and the Warrant Shares. Except as disclosed in the SEC Documents, the Company is in compliance with the requirements of Nasdaq for continued listing of the Common Stock thereon and any other Nasdaq listing and maintenance requirements. The Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act or remove from listing the Common Stock from Nasdaq, nor has the Company received any written notification that the SEC, Nasdaq or the Financial Industry Regulatory Authority, Inc. is contemplating terminating such registration or quotation.

2.15 Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity with respect to the Company) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents to the Company in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Purchaser’s purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

2.16 Accountants. Ernst & Young LLP, who will have expressed or will express, as the case may be, their opinion with respect to the audited financial statements and schedules to be included as a part of any Registration Statement prior to the filing of any such Registration Statement, are independent accountants as required by the Securities Act.

2.17 Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary for a company (i) in the businesses and location in which the Company and its subsidiaries are engaged, (ii) with the resources of the Company, and (iii) at a similar stage of development as the Company and its subsidiaries. Neither the Company nor any of its subsidiaries have received any written notice that the Company or any subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires. The Company believes it will be able to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

2.18 Foreign Corrupt Practices. Neither the Company or any of its subsidiaries, nor to the Company’s knowledge, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its subsidiaries is aware of or has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of in any material respect any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”); or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. The Company, its subsidiaries, and, to the knowledge of the Company, its affiliates have conducted their business in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith, except for the lack of which compliance, policies and procedures would not reasonably be expected to have a Material Adverse Effect.

2.19 Private Placement. Neither the Company nor any of its subsidiaries or any affiliates, nor any Person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Securities under the Securities Act. Assuming the accuracy of the representations and warranties of the Purchasers contained in Article 3 hereof, the issuance of the Securities and the Warrant Shares are exempt from registration under the Securities Act.

2.20 No Registration Rights. No Person has the right to (i) prohibit the Company from filing a Registration Statement or (ii) other than as disclosed in the SEC Documents, require the Company to register any securities for sale under the Securities Act by reason of the filing of a Registration Statement except in the case of clause (ii) for rights which have been properly waived. The granting and performance of the registration rights under this Agreement will not violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture, or instrument to which the Company is a party.

2.21 Taxes. The Company and its subsidiaries have filed (or have obtained an extension of time within which to file) all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by them, except where the failure to so file or the failure to so pay would not reasonably be expected to have a Material Adverse Effect.

2.22 Real and Personal Property. The Company and its subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the business of the Company and its subsidiaries, free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use of such property by the Company and its subsidiaries or (ii) would not reasonably be expected to have a Material Adverse Effect.

2.23 Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition law, business combination law, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their respective obligations or exercising their respective rights under this Agreement, including, without limitation, as a result of the Company’s issuance of the Securities and Warrant Shares and the Purchasers’ acquisition and ownership of the Securities and Warrant Shares.

2.24 No Manipulation of Stock. The Company has not taken, nor will it take, directly or indirectly any action designed to stabilize or manipulate the price of the Common Stock or any security of the Company to facilitate the sale or resale of any of the Shares.

2.25 Related Party Transactions. Except with respect to the transactions (i) that are not required to be disclosed and (ii) contemplated hereby to the extent an affiliate of any director purchases Securities hereunder, all transactions that have occurred between or among the Company or its subsidiaries, on the one hand, and any of the Company’s officers or directors, or any affiliate or affiliates of any such officer or director, on the other hand, prior to the date hereof have been disclosed in the SEC Documents.

2.26 Full Disclosure. Subject to the letter agreement among the Purchasers and the Company entered into as of the date hereof, the representations, warranties and written statements contained in this Agreement and in the SEC Documents do not contain any untrue statement of a material fact, and do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made.

2.27 Fees. The Company is not obligated to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or other representative in connection with the transactions contemplated by this Agreement. The Company will indemnify and hold harmless the Purchasers from and against any claim against the Purchasers by any Person alleging that, as a result of any agreement or arrangement between such Person and the Company, the Purchasers are obligated to pay any such compensation fee, cost or related expenditure in connection with the transactions contemplated hereby.

2.28 Use of Proceeds. The Company shall use the net proceeds of the sale of the Securities hereunder for those purposes set forth in the Current Report on Form 8-K to be filed by the Company within four business days of the execution of this Agreement.

ARTICLE 3

PURCHASERS’ REPRESENTATIONS AND WARRANTIES

Each Purchaser represents and warrants to the Company, severally and not jointly, with respect to itself and its purchase hereunder, that:

3.1 Investment Purpose; Reliance on Exemptions. The Purchaser is purchasing the Securities for its own account and not with a present view toward the public sale or distribution thereof and has no intention of selling or distributing any of such Securities or any arrangement or understanding with any other Persons regarding the sale or distribution of such Securities except in accordance with the provisions of Article 6 and except as would not result in a violation of the Securities Act. The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in accordance with the provisions of Article 6 or pursuant to and in accordance with the Securities Act. The Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws.

3.2 Information. The Purchaser is not aware of any relevant materials relating to the business, finances and operations of the Company necessary to make an investment decision, or materials relating to the offer and sale of the Securities, that have been requested by the Purchaser and have not been furnished to it, including, without limitation, the Company’s SEC Documents, and the Purchaser has had the opportunity to review the SEC Documents. The Purchaser has been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the SEC Documents and the Company’s representations and warranties contained in the Agreement.

3.3 Acknowledgement of Risk.

(a) The Purchaser acknowledges and understands that its investment in the Securities involves a significant degree of risk, including, without limitation, (i) the Company remains a development stage business with limited operating history and requires substantial funds in addition to the proceeds from the sale of the Securities; (ii) an investment in the Company is speculative, and only Purchasers who can afford the loss of their entire investment should consider investing in the Company and the Securities; (iii) the Purchaser may not be able to liquidate its investment; (iv) transferability of the Securities is extremely limited; (v) in the event of a disposition of the Securities, the Purchaser could sustain the loss of its entire investment; and (vi) the Company has not paid any dividends on its Common Stock since inception and does not anticipate the payment of dividends in the foreseeable future. Such risks are more fully set forth in the SEC Documents;

(b) The Purchaser is able to bear the economic risk of holding the Securities for an indefinite period, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Securities; and

(c) The Purchaser has, in connection with the Purchaser’s decision to purchase Securities, not relied upon any representations or other information (whether oral or written) other than as set forth in the representations and warranties of the Company contained herein and the information disclosed in the SEC Documents, and the Purchaser has, with respect to all matters relating to this Agreement and the offer and sale of the Securities, has not relied upon or consulted any counsel to the Company.

3.4 Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or an investment therein.

3.5 Transfer or Resale. The Purchaser understands that:

(a) the Securities and the Warrant Shares have not been and are not being registered under the Securities Act (other than as contemplated in Article 6) or any applicable state securities laws and, consequently, the Purchaser may have to bear the risk of owning the Securities and the Warrant Shares for an indefinite period of time because the Securities and the Warrant Shares may not be transferred unless (i) the resale of the Securities and the Warrant Shares, as applicable, is registered pursuant to an effective registration statement under the Securities Act; (ii) the Purchaser has delivered to the Company an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities and the Warrant Shares to be sold or transferred may be sold or transferred pursuant to an exemption from the registration requirements of the Securities Act; (iii) the Securities and the Warrant Shares are sold or transferred pursuant to Rule 144; or (iv) the Securities and the Warrant Shares are transferred without consideration to its Affiliates or a custodial nominee;

(b) any sale of the Securities and the Warrant Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Securities and the Warrant Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and

(c) except as set forth in Article 6, neither the Company nor any other Person is under any obligation to register the resale of the Shares or the Warrant Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

3.6 Legends.

(a) The Purchaser understands the certificates representing the Securities and the Warrant Shares will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities and Warrant Shares):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED TO THE EXTENT THAT SUCH OPINION IS REQUIRED PURSUANT TO THAT CERTAIN SECURITIES PURCHASE AGREEMENT UNDER WHICH THE SECURITIES WERE ISSUED.

(b) To the extent the resale of the Shares or Warrant Shares is registered under the Securities Act pursuant to an effective Registration Statement, the Company agrees to promptly (i) authorize the removal of the legend set forth in Section 3.6(a) and any other legend not required by applicable law from such Shares or Warrant Shares and (ii) cause its transfer agent to issue such Shares or Warrant Shares without such legends to the holders thereof by electronic delivery at the applicable balance account at the Depository Trust Company upon surrender of any stock certificates evidencing such Shares or Warrant Shares. With respect to any Shares or Warrant Shares for which restrictive legends are removed pursuant to this Section 3.6(b), the holder thereof agrees to only sell such Shares or Warrant Shares when and as permitted by the effective Registration Statement covering such resale and in accordance with applicable securities laws and regulations. Any fees (with respect to the Company’s transfer agent, counsel or otherwise) associated with the removal of such legend(s) shall be borne by the Company. The Purchaser hereby covenants and agrees that to the extent resales of the Shares or Warrant Shares are made pursuant to such effective Registration Statement, that such resales will be made only during the time that such Registration Statement is effective and not withdrawn or suspended and only as permitted by such Registration Statement, and otherwise in compliance with the Securities Act (including applicable prospectus delivery obligations).

(c) The Purchaser may request that the Company remove, and the Company agrees to authorize the removal of any legend from the Shares or Warrant Shares (i) following any sale of such Shares or Warrant Shares pursuant to Rule 144, (ii) if such Shares or Warrant Shares are eligible for sale under Rule 144 following the expiration of the one year holding requirement under subparagraph (b)(1)(i) thereof, or (iii) if such Shares or Warrant Shares are sold under Rule 144 following the expiration of the six month holding requirement under subparagraph (d)(1)(i) thereof provided that the Company maintains adequate current public information available pursuant to subparagraph (c)(1)(i) thereof. Following the time a legend is no longer required for the Shares or Warrant Shares under this Section 3.6(c), the Company will, no later than three Business Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such securities, along with (a) if such request is made pursuant to 3.6(c)(ii) or (iii), written confirmation by the Purchaser that it is not, and has not for the 3 months prior to the date of the request been, an affiliate within the meaning of Rule 144, or (b) if the confirmation in (a) is not provided or, if such request is made pursuant to 3.6(c)(i), customary documentation related to the Purchaser, the transferee and the transaction for a transfer pursuant to Rule 144 required by the Company’s counsel to provide its opinion to the transfer agent relating to the removal of the legends, (A) deliver or cause to be delivered to such Purchaser a certificate representing such Securities or Warrant Shares, as applicable, that is free from all restrictive and other legends or (B) cause the Company’s transfer agent to credit the Purchaser’s or its designee’s account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system with a number of shares of Common Stock equal to the number of Securities or Warrant Shares, as applicable, represented by the certificate so delivered by the Purchaser (the date by which such certificate is required to be delivered to the Purchaser or such credit is so required to be made to the account of the Purchaser or its designee at DTC pursuant to the foregoing is referred to herein as the “Required Delivery Date”). If the Company fails on or prior to the Required Delivery Date to either (i) issue and deliver (or cause to be issued and delivered) to the Purchaser a certificate representing the Shares or Warrant Shares, as applicable, that is free from all restrictive and other legends or (ii) cause the Company’s transfer agent to credit the balance account of the Purchaser or its designee at DTC through its Deposit/Withdrawal at Custodian (DWAC) system with a number of shares of Common Stock equal to the number of Shares or Warrant Shares, as applicable, represented by the certificate delivered by the Purchaser pursuant hereto, then, in addition to all other remedies available to the Purchaser, the Company shall pay in cash to the Purchaser on each day after the Required Delivery Date that the issuance or credit of such shares is not timely effected an amount equal to 1.0% of the product of (A) the sum of the number of Shares not issued to the Purchaser on a timely basis and to which the Purchaser is entitled and (B) the VWAP for the five Business Day period immediately preceding the Required Delivery Date. In addition to the foregoing, if the Company fails to so properly deliver such unlegended certificate or so properly credit the account of the Purchaser or its designee at DTC by the Required Delivery Date, and if on or after the Required Delivery Date the Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Purchaser of shares of Common Stock that the Purchaser anticipated receiving from the Company without any restrictive legend, then the Company shall, within three Business Days after the Purchaser’s request, promptly honor its obligation to deliver to the Purchaser such unlegended certificate or so properly credit the account of the Purchaser or its designee at DTC and pay cash to the Purchaser in an amount equal to the excess (if any) of the total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased by the Purchaser over the product of (A) the number of Shares or Warrant Shares that the Company was required to deliver to the Purchaser at the Required Delivery Date, times (B) the price at which the sell order giving rise to such purchase obligation was executed.

3.7 Authorization; Enforcement. The Purchaser has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.

3.8 Residency. Unless Purchase has otherwise notified the Company in writing, the Purchaser is a resident of the jurisdiction set forth immediately below such Purchaser’s name on the signature pages hereto.

3.9 Purchaser Status. At the time such Purchaser was offered the Shares and Warrants, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) of the Securities Act.

ARTICLE 4

COVENANTS

4.1 Reporting Status. The Company’s Common Stock is registered under Section 12 of the Exchange Act. During the Registration Period, the Company will timely file all documents with the SEC, and the Company will not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

4.2 Expenses. The Company shall pay the fees and expenses of Ropes & Gray LLP, the counsel for the Purchasers, in an amount not to exceed $70,000. An estimate of the fees and expenses of Ropes & Gray LLP may be paid by check delivered or wire transfer to such counsel at the Closing by any Purchaser, the amount of such check or wire transfer being deducted from the aggregate amount to be delivered by such Purchaser at the Closing for the securities to be purchased by it hereunder.

4.3 Financial Information. The financial statements of the Company to be included in any documents filed with the SEC will be prepared in accordance with accounting principles generally accepted in the United States, consistently applied (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may conform to the SEC’s rules and instructions for Reports on Form 10-Q), and will fairly present in all material respects the consolidated financial position of the Company and consolidated results of its operations and cash flows as of, and for the periods covered by, such financial statements (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments).

4.4 Securities Laws Disclosure; Publicity. On or before 9:00 a.m., New York local time, on the date hereof, the Company shall issue a press release announcing the signing of this Agreement and describing the terms of the transactions contemplated by this Agreement. On or before September 10, 2015, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by this Agreement and including as an exhibit to such Current Report on Form 8-K this Agreement, in the form required by the Exchange Act. From and after the issuance of the press release and the filing of the Form 8-K referenced in Section 2.6, no Purchaser shall be in possession of any material, non-public information received from the Company or any of its officers, directors, employees or agents, that is not disclosed in the press release or Form 8-K. The Company shall not otherwise publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the SEC (other than in a Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law or regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure.

4.5 Sales by Purchasers. Each Purchaser will sell any Securities and, if applicable, any Warrant Shares held by it that are sold under a Registration Statement in compliance with applicable prospectus delivery requirements, if any, or otherwise in compliance with the requirements for an exemption from registration under the Securities Act and the rules and regulations promulgated thereunder. No Purchaser will make any sale, transfer or other disposition of the Securities or, if applicable, Warrant Shares in violation of federal or state securities laws, such that would prohibit the Company from authorizing the removal of any legend from the Shares and Warrant Shares.

4.6 Reservation of Common Stock. The Company shall reserve and keep available at all times during which the Warrants remain exercisable, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Warrant Shares pursuant to this Agreement.

4.7 Lock-Up. During the period beginning from the Closing Date and continuing to and including the date 150 days after the Closing Date (the “Lock-Up Period”), each Purchaser will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by such Purchaser (including holding as a custodian) or with respect to which such Purchaser has beneficial ownership within the rules and regulations of the SEC (collectively, “Lock-up Shares”). The foregoing restriction is expressly agreed to preclude each Purchaser from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such Purchaser’s Lock-up Shares even if such Lock-up Shares would be disposed of by someone other than such Purchaser. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of a Purchaser’s Lock-up Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Lock-up Shares. Each Purchaser also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of such Purchaser’s Lock-up Shares except in compliance with the foregoing restrictions.

ARTICLE 5

CONDITIONS TO CLOSING

5.1 Conditions to Obligations of the Company. The Company’s obligation to complete the purchase and sale of the Securities and deliver such stock certificate(s) and, if applicable, Warrants, to each Purchaser is subject to the waiver by the Company or fulfillment as of the Closing Date of the following conditions:

(a) Receipt of Funds. The Company shall have received immediately available funds in the full amount of the Aggregate Purchase Price for the Securities being purchased hereunder as set forth opposite such Purchaser’s name on Exhibit A hereto.

(b) Representations and Warranties. The representations and warranties made by each Purchaser in Article 3 shall be true and correct in all material respects as of the Closing Date.

(c) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing Date shall have been performed or complied with in all material respects.

(d) Blue Sky. The Company shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of the Securities.

(e) Nasdaq. NASDAQ shall have raised no objection to the consummation of the transactions contemplated by this Agreement, the Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder in the absence of stockholder approval of such transactions.

(f) Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

(g) No Governmental Prohibition. The sale of the Securities by the Company shall not be prohibited by any law or governmental order or regulation.

5.2 Conditions to Purchasers’ Obligations at the Closing. Each Purchaser’s obligation to complete the purchase and sale of the Securities is subject to the waiver by such Purchaser or fulfillment as of the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties made by the Company in Article 2 shall be true and correct in all material respects as of the Closing Date.

(b) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

(c) Blue Sky. The Company shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state or foreign or other jurisdiction for the offer and sale of the Securities.

(d) Legal Opinion. The Company shall have delivered to such Purchaser an opinion, dated as of the Closing Date, from Cooley LLP, counsel to the Company, in substantially the form attached hereto as Exhibit D hereto.

(e) Transfer Agent Instructions. The Company shall have delivered to its transfer agent irrevocable instructions to issue to such Purchaser or in such nominee name(s) as designated by such Purchaser in writing such number of Shares set forth opposite such Purchaser’s name on Exhibit A hereto or, if requested by the Purchaser, one or more certificates representing such Shares, and the Warrants to purchase the Warrant Shares set forth opposite such Purchaser’s name on Exhibit A hereto.

(f) Nasdaq. NASDAQ shall have raised no objection to the consummation of the transactions contemplated by this Agreement, the Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder in the absence of stockholder approval of such transactions.

(g) Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

(h) No Governmental Prohibition. The sale of the Securities by the Company shall not be prohibited by any law or governmental order or regulation.

ARTICLE 6

REGISTRATION RIGHTS

6.1 As soon as reasonably practicable, but in no event later than 90 days after the Closing Date (the “Filing Date”), the Company shall file a registration statement covering the resale of the Registrable Securities with the SEC for an offering to be made on a continuous basis pursuant to Rule 415, or if Rule 415 is not available for offers and sales of the Registrable Securities, by such other means of distribution of Registrable Securities as the Holders of a majority of the Registrable Securities may reasonably specify (the “Initial Registration Statement”). The Initial Registration Statement shall be on Form S-3 (except if the Company is ineligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form) and the Company shall effect the registration, qualifications or compliances (including, without limitation, the execution of any required undertaking to file post-effective amendments, appropriate qualifications or exemptions under applicable blue sky or other state securities laws and appropriate compliance with applicable securities laws, requirements or regulations) as promptly as possible after the filing thereof, but in any event prior to the date which is 150 days after the Closing Date. For purposes of clarification, any failure by the Company to file the Initial Registration Statement by the Filing Date or to effect such Registration Statement within such 150 days after the Closing Date shall not otherwise relieve the Company of its obligations to file or effect the Initial Registration Statement as set forth above in this Section 6.1. In the event the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the Holders thereof, (ii) file amendments to the Initial Registration Statement as required by the SEC and/or (iii) withdraw the Initial Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-3 or, if the Company is ineligible to register for resale the Registrable Securities on Form S-3, such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its reasonable efforts to advocate with the SEC for the registration of all of the Registrable Securities. In the event the Company amends the Initial Registration Statement or files a New Registration Statement, as the case may be, under clauses (ii) or (iii) above, the Company will use its reasonable efforts to file with the SEC, as promptly as allowed by the SEC, one or more registration statements on Form S-3 or, if the Company is ineligible to register for resale the Registrable Securities on Form S-3, such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended, or the New Registration Statement (the “Remainder Registration Statements”). Notwithstanding any other provision of this Agreement and subject to the payment of damages in Section 6.3, if the SEC limits the number of Registrable Securities permitted to be registered on a particular Registration Statement (and notwithstanding that the Company used diligent efforts to advocate with the SEC for the registration of all or a greater number of Registrable Securities), any required cutback of Registrable Securities shall be applied to the Purchasers pro rata in accordance with the number of such Registrable Securities sought to be included in such Registration Statement by reference to the amount of Registrable Securities set forth opposite such Purchaser’s name on Exhibit A (and in the case of a subsequent transfer, the initial Purchaser’s transferee) relative to the aggregate amount of all Registrable Securities.

6.2 All Registration Expenses incurred in connection with any registration, qualification, exemption or compliance pursuant to Section 6.1 shall be borne by the Company. All Selling Expenses relating to the sale of securities registered by or on behalf of Holders shall be borne by such Holders pro rata on the basis of the number of securities so registered.

6.3 The Company further agrees that, in the event that (i) the Initial Registration Statement has not been filed with the SEC within 90 days after the Closing Date, (ii) the Initial Registration Statement or the New Registration Statement, as applicable, has not been declared effective by the SEC within 150 days after the Closing Date, or (iii) after such Registration Statement is declared effective by the SEC, is suspended by the Company or ceases to remain continuously effective as to all Registrable Securities for which it is required to be effective, other than, in each case, within the time period(s) permitted by Section 6.7(b) (each such event referred to in clauses (i), (ii) and (iii), (a “Registration Default”)), for all or part of any thirty- (30) day period (a “Penalty Period”) during which the Registration Default remains uncured (which initial thirty-day period shall commence on the third Business Day after the date of such Registration Default if such Registration Default has not been cured by such date), the Company shall pay to each Purchaser 1.0% of such Purchaser’s Aggregate Purchase Price of his or her Securities for each Penalty Period during which the Registration Default remains uncured; provided, however, that in the event that the Company’s failure to file or obtain the effectiveness of the Registration Statement on a timely basis results from the failure of a Purchaser to timely provide the Company with information requested by the Company and necessary to complete the Registration Statement in accordance with the requirements of the Securities Act, then the commencement of the Penalty Period described above shall be extended without default or liquidated damages hereunder; and provided, further, that in no event shall the Company be required hereunder to pay to any Purchaser pursuant to this Agreement more than 1.0% of such Purchaser’s Aggregate Purchase Price of his or her securities in any Penalty Period and in no event shall the Company be required hereunder to pay to any Purchaser pursuant to this Agreement an aggregate amount that exceeds 10.0% of the Aggregate Purchase Price paid by such Purchaser for such Purchaser’s Securities. The Company shall deliver said cash payment to the Purchaser by the fifth Business Day after the end of such Penalty Period. If the Company fails to pay said cash payment to the Purchasers in full by the fifth Business Day after the end of such Penalty Period, the Company will pay interest thereon at a rate of 1.0% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Purchasers, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. Notwithstanding the foregoing, in the event a Registration Default occurs pursuant to clause (iii) hereof, the 1.0% of liquidated damages referred to above for any Penalty Period shall be reduced to equal the percentage determined by multiplying 1.0% by a fraction, the numerator of which shall be the number of Registrable Securities covered by the Registration Statement that is suspended by the Company or ceases to remain continuously effective as to all Registrable Securities for which it is required to be effective which are still Registrable Securities at such time and for which there is not otherwise an effective Registration Statement at such time and the denominator of which shall be the number of Registrable Securities at such time. The parties agree that, notwithstanding anything to the contrary herein, no Liquidated Damages shall be payable with respect to any period after the expiration of the Registration Period (it being understood that this sentence shall not relieve the Company of any liquidated damages accruing prior to the Registration Period).

6.4 In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform each Holder as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:

(a) except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective with respect to a Holder, and to keep the applicable Registration Statement free of any material misstatements or omissions, until the earlier of the following: (i) the sixth anniversary of the Closing Date or (ii) the date all Shares and, if applicable, Warrant Shares, held by or issuable to such Holder may be sold under Rule 144 without being subject to any volume, manner of sale or publicly available information requirements. The period of time during which the Company is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period.”

(b) advise the Holders as promptly as practicable and in any event within five (5) Business Days:

(i) when a Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(iii) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v) of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading;

(c) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(d) if a Holder so requests in writing, promptly furnish to each such Holder, without charge, at least one copy of each Registration Statement and each post-effective amendment thereto, including financial statements and schedules, and, if explicitly requested, all exhibits in the form filed with the SEC;

(e) during the Registration Period, promptly deliver to each such Holder, without charge, as many copies of each prospectus included in a Registration Statement and any amendment or supplement thereto as such Holder may reasonably request in writing; and the Company consents to the use, consistent with the provisions hereof, of the prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by a prospectus or any amendment or supplement thereto;

(f) during the Registration Period, if a Holder so requests in writing, deliver to each Holder, without charge, (i) one copy of the following documents, other than those documents available via EDGAR: (A) its annual report to its stockholders, if any (which annual report shall contain financial statements audited in accordance with generally accepted accounting principles in the United States of America by a firm of certified public accountants of recognized standing), (B) if not included in substance in its annual report to stockholders, its annual report on Form 10-K (or similar form), (C) its definitive proxy statement with respect to its annual meeting of stockholders, (D) each of its quarterly reports to its stockholders, and, if not included in substance in its quarterly reports to stockholders, its quarterly report on Form 10-Q (or similar form), and (E) a copy of each full Registration Statement (the foregoing, in each case, excluding exhibits); and (ii) if explicitly requested, all exhibits excluded by the parenthetical to the immediately preceding clause (E);

(g) prior to any public offering of Registrable Securities pursuant to any Registration Statement, promptly take such actions as may be necessary to register or qualify or obtain an exemption for offer and sale under the securities or blue sky laws of such United States jurisdictions as any such Holders reasonably request in writing, provided that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by any such Registration Statement;

(h) upon the occurrence of any event contemplated by Section 6.4(b)(v) above, except for such times as the Company is permitted hereunder to suspend the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(i) otherwise use its commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the SEC which could affect the sale of the Registrable Securities;

(j) use its commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange or market, if any, on which equity securities issued by the Company have been listed;

(k) use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby and to enable the Holders to sell Registrable Securities under Rule 144;

(l) provide to each Purchaser and its representatives, if requested, the opportunity to conduct a reasonable inquiry of the Company’s financial and other records during normal business hours and make available its officers, directors and employees for questions regarding information which such Purchaser may reasonably request in order to fulfill any due diligence obligation on its part; and

(m) permit a single counsel for the Purchasers to review any Registration Statement and all amendments and supplements thereto (other than supplements to a Registration Statement on Form S-1 solely for the purpose of incorporating other filings with the SEC into such Registration Statement and other than an amendment to a Registration Statement of Form S-1 on Form S-3 for the purpose of converting such Registration Statement into a Registration Statement on Form S-3), within two Business Days prior to the filing thereof with the SEC;

provided that, in the case of clauses (l) and (m) above, the Company shall not be required (A) to delay the filing of any Registration Statement or any amendment or supplement thereto as a result of any ongoing diligence inquiry by or on behalf of a Holder or to incorporate any comments to any Registration Statement or any amendment or supplement thereto by or on behalf of a Holder if such inquiry or comments would require a delay in the filing of such Registration Statement, amendment or supplement, as the case may be, or (B) to provide, and shall not provide, any Purchaser or its representatives with material, non-public information unless such Purchaser agrees to receive such information and enters into a written confidentiality agreement with the Company in a form reasonably acceptable to the Company.

6.5 The Holders shall have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to Section 6.1 hereof as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

6.6 (a) To the extent permitted by law, the Company shall indemnify each Holder, each Holder’s directors, officers, employees and agents and each Person controlling, or alleged to control by the Person making the claim, such Holder within the meaning of Section 15 of the Securities Act, with respect to which any registration that has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 6.6(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, any amendment or supplement thereof, or other document incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, or any violation or alleged violation by the Company of any rule or regulation, including without limitation the Securities Act and any rule or regulation promulgated under the Securities Act in connection with any such registration, qualification or compliance, and will reimburse each Holder, each Holder’s officers, directors, employees and agents and each Person controlling, or alleged to control by the Person making the claim, such Holder for reasonable legal and other out-of-pocket expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided that the Company will not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for use in preparation of any Registration Statement, prospectus, amendment or supplement; provided further, (i) that the Company will not be liable in any such case to the extent the claim, loss, damage or liability arises out of the failure of such Holder to comply with its covenants and agreements contained in this Agreement respecting sales of Registrable Securities, and (ii) insofar as it relates to any such untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time any Registration Statement becomes effective or in an amended prospectus filed with the SEC pursuant to Rule 424(b) which meets the requirements of Section 10(a) of the Securities Act (each, a “Final Prospectus”), such indemnity shall not inure to the benefit of any such Holder or any such controlling Person, if a copy of a Final Prospectus furnished by the Company to the Holder for delivery a reasonable time prior to the relevant sale was not furnished to the Person asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and a Final Prospectus would have eliminated any liability for such loss, liability, claim or damage.

(b) Each Holder will severally, and not jointly, indemnify the Company, each of its directors, officers, employees and agents and each Person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 6.6(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, or any amendment or supplement thereof, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse the Company, such directors, officers, employees and agents, and each Person controlling the Company for reasonable legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of and relating to the Holder expressly for use in preparation of any Registration Statement, prospectus, amendment or supplement; provided that the indemnity shall not apply to the extent that such claim, loss, damage or liability results from the fact that a current copy of a prospectus was not made available to the Person asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and a Final Prospectus would have cured the defect giving rise to such loss, claim, damage or liability. Notwithstanding the foregoing, a Holder’s aggregate liability pursuant to this subsection (b) and subsection (d) shall be limited to the net amount received by the Holder from the sale of the Registrable Securities.

(c) Each party entitled to indemnification under this Section 6.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent (which consent will not be unreasonably withheld). No Indemnifying Party, in its defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d) If the indemnification provided for in this Section 6.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the contribution obligation of a Holder together with any indemnification obligation under this Section 6.6 be greater in amount than the dollar amount of the net received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

6.7 (a) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to the Holders, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Holder will forthwith use its best efforts to discontinue disposition of Registrable Securities pursuant to a Registration Statement and prospectus contemplated by Section 6.1 until its receipt of copies of the supplemented or amended prospectus from the Company and, if so directed by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(b) Each Holder shall use its best efforts to suspend, upon request of the Company, any disposition of Registrable Securities pursuant to any Registration Statement and prospectus contemplated by Section 6.1 during no more than two periods of no more than 30 calendar days each during any 12-month period to the extent that the Board of Directors of the Company determines in good faith that the sale of Registrable Securities under any such Registration Statement would be reasonably likely to cause a violation of the Securities Act or Exchange Act.

(c) As a condition to the inclusion of its Registrable Securities, each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing as shall be necessary to complete the Registration Statement in accordance with the requirements of the Securities Act in connection with any registration referred to in this Article 6.

(d) Each Holder hereby covenants with the Company (i) not to make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied, and (ii) if such Registrable Securities are to be sold by any method or in any transaction other than on a national securities exchange or in the over-the-counter market, in privately negotiated transactions, or in a combination of such methods, to notify the Company at least one Business Day prior to the date on which the Holder first offers to sell any such Registrable Securities.

(e) At the end of the Registration Period the Holders shall discontinue sales of shares pursuant to any Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by any such Registration Statement which remain unsold, and such Holders shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

6.8 With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which at any time permit the sale of the Registrable Securities to the public without registration, so long as the Holders still own Registrable Securities, the Company shall use its reasonable best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c) so long as a Holder owns any Registrable Securities, furnish to such Holder, upon any reasonable request, a written statement by the Company as to its compliance with Rule 144 under the Securities Act, and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

6.9 The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under Section 6.1 may be assigned by a Holder in connection with a transfer by such Holder of all or a portion of its Registrable Securities, provided, however, that such Holder gives written notice to the Company thereof; and such transferee agrees to comply with the terms and provisions of this Agreement applicable to a Holder, and such transfer is otherwise in compliance with this Agreement. Except as specifically permitted by this Section 6.9, the rights of a Holder with respect to Registrable Securities as set out herein shall not be transferable to any other Person, and any attempted transfer shall cause all rights of such Holder therein to be forfeited.

6.10 Prior to the time that Registration Statement(s) covering the resale of all Registrable Securities have been declared effective by the SEC, the Company shall not file with the SEC a registration statement under the Securities Act of any of its equity securities other than a registration statement required to be filed pursuant to this Agreement, a registration statement on Form S-8 or, in connection with an acquisition, a registration statement on Form S-4; provided, however, that the foregoing restrictions in this Section 6.10 shall terminate upon such time as all of the Registrable Securities (i) have been publicly sold by the Holders or (ii) may be sold under Rule 144 during any 90-day period.

6.11 The rights of any Holder under any provision of this Article 6 may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended by an instrument in writing signed by such Holder.

ARTICLE 7

DEFINITIONS

7.1 “Agreement” has the meaning set forth in the preamble.

7.2 “Aggregate Purchase Price” has the meaning set forth in Section 1.1.

7.3 “Affiliate” means, with respect to any Person (as defined below), any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing).

7.4 “Business Day” means a day Monday through Friday on which Nasdaq, or any subsequent market that is the primary market for trading in the Common Stock, is open for business.

7.5 “Bylaws” has the meaning set forth in Section 2.3.

7.6 “Certificate of Incorporation” has the meaning set forth in Section 2.3.

7.7 “Closing” has the meaning set forth in Section 1.3.

7.8 “Closing Date” has the meaning set forth in Section 1.3.

7.9 “Common Stock” means the common stock, par value $0.001 per share, of the Company.

7.10 “Company” means Orexigen Therapeutics, Inc.

7.11 “Evaluation Date” has the meaning set forth in Section 2.7.

7.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

7.13 “Filing Date” has the meaning set forth in Section 6.1.

7.14 “Final Prospectus” has the meaning set forth in Section 6.6(a).

7.15 “Financial Statements” means the financial statements of the Company included in the SEC Documents.

7.16 “Financing” has the meaning set forth in Section 8.14.

7.17 “Holders” means any Person holding Registrable Securities or any Person to whom the rights under Article 6 have been transferred in accordance with Section 6.9 hereof.

7.18 “Indemnified Party” has the meaning set forth in Section 6.6(c).

7.19 “Indemnifying Party” has the meaning set forth in Section 6.6(c).

7.20 “Initial Registration Statement” has the meaning set forth in Section 6.1.

7.21 “Intellectual Property” has the meaning set forth in Section 2.10.

7.22 “Investment Company Act” has the meaning set forth in Section 2.12.

7.23 “Material Adverse Effect” means a material adverse effect on (a) the business affairs, operations, assets, liabilities or results of operations, or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or (b) the ability of the Company to perform its obligations pursuant to the transactions contemplated by this Agreement.

7.24 “Material Agreements” has the meaning set forth in Section 2.6.

7.25 “Nasdaq” means The Nasdaq Stock Market LLC.

7.26 “New Registration Statement” has the meaning set forth in Section 6.1.

7.27 “Offering” means the private placement of the Company’s Securities contemplated by this Agreement.

7.28 “Penalty Period” has the meaning set forth in Section 6.3.

7.29 “Person” means any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

7.30 “Purchasers” mean the Purchasers whose names are set forth on the signature pages of this Agreement, and their permitted transferees.

7.31 The terms “register,” “registered” and “registration” refer to the registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

7.32 “Registrable Securities” means (i) the Shares and (ii) the Warrant Shares; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a registration statement declared effective by the SEC, (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale or (C) are held by a Holder or a permitted transferee pursuant to Section 6.9.

7.33 “Registration Default” has the meaning set forth in Section 6.3.

7.34 “Registration Expenses” means all expenses incurred by the Company in complying with Section 6.1 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the fees of legal counsel for any Holder).

7.35 “Registration Period” has the meaning set forth in Section 6.4(a).

7.36 “Registration Statement” means any one or more registration statements of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement (including without limitation the Initial Registration Statement, the New Registration Statement and any Remainder Registration Statements) and amendments and supplements to such Registration Statements, including post-effective amendments.

7.37 “Remainder Registration Statement” has the meaning set forth in Section 6.1.

7.38 “Rule 144” means Rule 144 promulgated under the Securities Act, or any successor rule.

7.39 “Rule 415” means Rule 415 promulgated under the Securities Act, or any successor rule.

7.40 “SEC” means the United States Securities and Exchange Commission.

7.41 “SEC Documents” has the meaning set forth in Section 2.6.

7.42 “Securities” has the meaning set forth in Section 1.1.

7.43 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

7.44 “Selling Expenses” means all selling commissions applicable to the sale of Registrable Securities and all fees and expenses of legal counsel for any Holder.

7.45 “Shares” has the meaning set forth in Section 1.1.

7.46 “Subsidiary” of any Person shall mean any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either above or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

7.47 “Warrant Shares” has the meaning set forth in Section 2.4.

7.48 “Warrants” has the meaning set forth in Section 1.1.

ARTICLE 8

GOVERNING LAW; MISCELLANEOUS

8.1 Governing Law; Jurisdiction. This Agreement will be governed by and interpreted in accordance with the laws of the State of California without regard to the principles of conflict of laws.

8.2 Counterparts; Signatures by Facsimile. This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile or e-mail transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

8.3 Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

8.4 Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

8.5 Entire Agreement; Amendments. This Agreement (including all schedules and exhibits hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement. Any amendment or waiver by a party effected in accordance with this Section 8.5 shall be binding upon such party, including with respect to any Securities purchased under this Agreement at the time outstanding and held by such party (including securities into which such Securities are convertible and for which such Securities are exercisable) and each future holder of all such securities.

8.6 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed email, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The addresses for such communications are:

If to the Company:	Orexigen Therapeutics, Inc. 3344 N. Torrey Pines Ct., Suite 200 La Jolla, CA 92037 Attn: Chief Financial Officer cc: General Counsel

With a copy to:	Cooley LLP 101 California Street • 5th Floor San Francisco, CA 94111-5800 Attn: David Peinsipp

If to a Purchaser:

to the address set forth immediately below such Purchaser’s name on the signature pages hereto.

With a copy to:	Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 Attn: Joel F. Freedman, Esq.

Each party may by advance written notice to the other parties, change its address for notices hereunder.

8.7 Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns.

8.8 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto, their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

8.9 Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.10 No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

8.11 Equitable Relief. The Company recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Purchasers. The Company therefore agrees that the Purchasers are entitled to seek temporary and permanent injunctive relief in any such case. Each Purchaser also recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Company. Each Purchaser therefore agrees that the Company is entitled to seek temporary and permanent injunctive relief in any such case.

8.12 Survival of Representations and Warranties. Notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by the Company and the Purchasers herein shall survive for a period of three years following the date hereof.

8.13 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, or are deemed affiliates with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

8.14 Exculpation. Each Purchases acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no other Purchaser nor the respective controlling persons, officers, directors, partners, agents or employees of any other Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed as of the date first above written.

OREXIGEN THERAPEUTICS, INC.

By:	/s/ Michael A. Narachi
Name:	Michael A. Narachi
Title:	President and Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed as of the date first above written.

PURCHASER: Baupost Group Securities, L.L.C.

By:	/s/ Frederick H. Fogel
Name:	Frederick H. Fogel
Title:	Partner
Address:	10 St. James Ave., Suite 1700
Boston, MA 02116
Facsimile:	617-451-7331
Email:	compliance@baupost.com
settlements@baupost.com
tsgp@baupost.com

[Signature Page to Securities Purchase Agreement]

EXHIBIT A

SCHEDULE OF PURCHASERS

Purchaser	Shares	Warrants	Aggregate Purchase Price
Baupost Group Securities, L.L.C.	20,000,000	5,000,000	$60,000,000
Total	20,000,000	5,000,000	$60,000,000

EXHIBIT B

FORM OF WARRANT

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED TO THE EXTENT THAT AN OPINION IS REQUIRED PURSUANT TO THE AGREEMENT UNDER WHICH THE SECURITIES WERE ISSUED.

OREXIGEN THERAPEUTICS, INC.

WARRANT TO PURCHASE COMMON STOCK

No. CW-[#]	[DATE], 2015

Void After September 10, 2020

THIS CERTIFIES THAT, for value received,             , with its principal office at                 , or assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from Orexigen Therapeutics, Inc., a Delaware corporation, with its principal office at 3344 N. Torrey Pines Ct., Suite 200, La Jolla California, 92037 (the “Company”) up to                  shares of the Common Stock of the Company (the “Common Stock”), subject to adjustment as provided herein. This Warrant is one of a series of Warrants being issued pursuant to the terms of the Securities Purchase Agreement, dated September 10, 2015, by and among the Company and the original Holder of this Warrant and the other parties named therein (the “Purchase Agreement”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

(a) “Exercise Period” shall mean the period commencing on the date of issuance of this Warrant and ending September 10, 2020, unless sooner terminated as provided below.

(b) “Exercise Price” shall mean $6.00 per share, subject to adjustment pursuant to Section 5 below.

(c) “Exercise Shares” shall mean the shares of the Company’s Common Stock issued upon exercise of this Warrant, subject to adjustment pursuant to the terms herein, including but not limited to adjustment pursuant to Section 5 below.

2. EXERCISE OF WARRANT.

2.1 Method of Exercise. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of (a) by email or facsimile, a duly executed notice of exercise (the “Notice of Exercise”) in substantially the form of the Notice of Exercise Form annexed hereto and (b) the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer to:

State Street Bank & Trust Company

Crown Colony Park

1200 Crown Colony Drive

Quincy, MA 02169-0938

Attn: Trisha Rodney

ABA Routing #XXXXXXXX

Account #XXXXXXXX Account Name: Custody Services

For final credit to account: Orexigen #XXXXXX

which wire instructions may be amended by the Company by at least one Business Day’s prior written notice to the Holder, or cashier’s check drawn on a United States bank unless the cashless exchange procedure specified in Section 2.2 below is specified in the applicable Notice of Exercise (the date on which such Notice of Exercise and Exercise Price (unless the cashless exchange procedure specified in Section 2.2 below is specified in the applicable Notice of Exercise) is delivered to the Company (the “Date of Exercise”). In the case of a dispute between the Company and the Holder as to the calculation of the Exercise Price or the number of Exercise Shares issuable hereunder (including, without limitation, the calculation of any adjustment pursuant to Section 3 below), the Company shall issue to the Holder the number of Exercise Shares that are not disputed within the time periods specified below and shall submit the disputed calculations to a certified public accounting firm of national reputation (other than the Company’s regularly retained accountants) within three (3) Business Days following the Company’s receipt of the Holder’s Notice of Exercise (such date, the “Warrant Share Delivery Date”). The Company shall cause such accountant to calculate the Exercise Price and/or the number of Exercise Shares issuable hereunder and to notify the Company and the Holder of the results in writing no less than three (3) Business Days following the day on which such accountant received the disputed calculations. Such accountant’s calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant. Notwithstanding anything herein to the contrary (although the Holder may surrender the Warrant to, and receive a replacement Warrant from, the Company), the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Exercise Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Business Days of the date the final Notice of Exercise is delivered to the Company. The Company shall deliver any objection to any Notice of Exercise Form within one (1) Business Day of delivery of such notice.

Certificates for shares (or, if the shares are represented in uncertificated form, comparable share notices reflecting such shares) purchased hereunder shall be transmitted by the Transfer Agent (“Transfer Agent” means the transfer agent employed by the Company from time to time, for its Common Stock) to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Exercise Shares to or resale of the Exercise Shares by the Holder or (B) this Warrant is being exercised via cashless exchange and Rule 144 is available, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is three (3) Business Days after the Date of Exercise. The Exercise Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the Date of Exercise. Notwithstanding anything herein to the contrary, the Company shall not be required to make any cash payments or net cash settlement to the registered holder in lieu of issuance of the Exercise Shares, except as provided below. The Company understands that a delay in the delivery of the Exercise Shares after the Warrant Share Delivery Date could result in economic loss to the Holder. In addition to any other rights available to the Holder, as compensation to the Holder for such loss, if (i) the Company fails to deliver the number of Exercise Shares to which the Holder is entitled upon the Holder’s exercise of this Warrant within the time periods specified above and (ii) the Holder has not exercised its Buy-In rights as provided below with respect to such shares, the Company agrees to pay (as liquidated damages and not as a penalty) to the Holder for late issuance of Warrant Shares upon exercise of this Warrant the proportionate amount of $100 per Business Day after the Warrant Share Delivery Date for each $10,000 of Exercise Price of Exercise Shares for which this Warrant is exercised which are not timely delivered. For purposes of clarification, if the Company is obligated to make payments of liquidated damages pursuant to this Section for late issuance of Exercise Shares, then it shall not also be obligated to make Buy-In payments as described below with respect to those same Exercise Shares. The Company shall make any payments incurred under this Section in immediately available funds upon demand.

In addition to any other rights available to the Holder, if the Company fails for any reason to effect delivery of the Exercise Shares to Holder by the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder or its brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased, exceeds (y) the amount obtained by multiplying (1) the number of Exercise Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Exercise Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

In the event that the Company fails for any reason to effect delivery of the Exercise Shares to Holder by the Warrant Share Delivery Date, then Holder may, at any time prior to issuance of such Exercise Shares, revoke all or part of the relevant Warrant exercise by delivery of a notice to such effect to the Company, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the exercise of the relevant portion of this Warrant, except that the liquidated damages described above shall be payable through the date notice of revocation is given to the Company.

Issuance of this Warrant and certificates for Exercise Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Exercise Shares or Warrants in a name other than that of the Holder. The Company shall pay all Transfer Agent fees required for processing of any Notice of Exercise. The Holder shall be responsible for all of its tax liability that may arise as a result of it holding or transferring this Warrant or receiving Exercise Shares upon exercise hereof.

2.2 Cashless Exchange. Notwithstanding any provisions herein to the contrary, if, at any time during the Exercise Period, the Current Market Price (as defined below) of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may exchange this Warrant for shares in a cashless exchange by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise and the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X =	Y (B-A) B

Where:	X =	the number of shares of Common Stock to be issued to the Holder.

Y =	the number of shares of Common Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised.

A =	the Exercise Price.

B =	the Current Market Price of one share of Common Stock plus the fair market value of any Distributed Property with respect to a share of Common Stock.

The Company and Holder agree to treat an exchange pursuant to this Section 2.2 as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended.

“Current Market Price” means on any particular date:

(a) if the Common Stock is traded on The Nasdaq Global Market or The Nasdaq Capital Market, the closing price of the Common Stock of the Company on such market on the day prior to the applicable date of valuation;

(b) if the Common Stock is traded on any registered national stock exchange but is not traded on The Nasdaq Global Market or The Nasdaq Capital Market, the closing price of the Common Stock of the Company on such exchange on the day prior to the applicable date of valuation;

(c) if the Common Stock is traded over-the-counter, but not on The Nasdaq Global Market, The Nasdaq Capital Market or a registered national stock exchange, the closing bid price of the Common Stock of the Company on the day prior to the applicable date of valuation; and

(d) if there is no active public market for the Common Stock, the value thereof, as determined in good faith by the Board of Directors of the Company upon due consideration of the proposed determination thereof by the Holder, as communicated to the Holder by the Company, provided that, the Holder may, if it disagrees with such value, in addition to any other rights it may have, withdraw such request for a cashless exchange.

2.3 Partial Exercise. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. In the case of a partial exercise of this Warrant, the Holder may request that the Company deliver to the Holder a certificate representing such new warrant, with terms identical in all respects to this Warrant (except that such new warrant shall be exercisable into the number of shares of Common Stock with respect to which this Warrant shall remain unexercised); provided, however, that the Holder shall be entitled to exercise all or any portion of such new warrant at any time following the time at which this Warrant is exercised, regardless of whether the Company has actually issued such new warrant or delivered to the Holder a certificate thereof. In no event shall this Warrant be exercised for a fractional Exercise Share, and the Company shall not distribute a Warrant exercisable for a fractional Exercise Share. Fractional Warrant shares shall be treated as provided in Section 6 hereof. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the exercise of a portion of this Warrant, the number of Exercise Shares issuable upon exercise of this Warrant hereunder at any given time may be less than the amount stated on the face hereof.

2.4 No Settlement for Cash. The Warrant cannot be settled with the Company for cash.

2.5 Exercise Limitation. The Company shall not effect the exercise of this Warrant and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, the Holder (together with the Holder’s affiliates) would beneficially own in excess of 19.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Holder and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, filed with the SEC on the date thereof, (y) a more recent public announcement by the Company or (z) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of the Holder, the Company shall within three Business Days confirm in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 19.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-fifth (65th) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of Warrants. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. Notwithstanding any of the limitations set forth in this paragraph, this Warrant shall be fully exercisable in connection with a Liquidation Event (as defined below). In accordance with such listing standards, this restriction will apply at any time when the Warrant is outstanding, regardless of whether the Company then has a class of securities listed on The NASDAQ Global Market. For purposes herein, “Liquidation Event” shall mean the consummation of any of the following transactions: (a) a merger or consolidation in which the Company is not the surviving entity (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation or continuation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company), (b) the sale of all or substantially all of the assets of the Company, or (c) the acquisition, sale or transfer of more than 50% of the outstanding shares of the Company by take-over bid or similar transaction.

3. COVENANTS OF THE COMPANY.

3.1 Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly and validly authorized, issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized reserved and available, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock (or other securities as provided herein) to such number of shares as shall be sufficient for such purposes.

3.2 No Impairment. Except and to the extent as waived or consented to by the Holder or otherwise in accordance with Section 11 hereof, the Company will not, by amendment of its Certificate of Incorporation (as such may be amended from time to time), or through any means, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

3.3 Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least 10 days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

3.5 Distributions. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) (the “Distributed Property”) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled, upon exercise of this Warrant for the purchase of any or all of the Exercise Shares, to receive the amount of Distributed Property which would have been payable to the Holder had such Holder been the holder of such Exercise Shares on the record date for the determination of the stockholders entitled to receive such Distributed Property. The Company will at all times set aside in escrow and keep available for distribution to such Holder upon exercise of this Warrant a portion of the Distributed Property to satisfy the distribution to which such Holder is entitled pursuant to the preceding sentence.

4. [RESERVED]

5. ADJUSTMENT OF EXERCISE PRICE. In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, mergers, consolidations or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number, class, and kind of shares subject to this Warrant. The Company shall promptly provide a certificate from its Chief Financial Officer notifying the Holder in writing of any adjustment in the Exercise Price and/or the total number, class, and kind of shares issuable upon exercise of this Warrant, which certificate shall specify the Exercise Price and number, class and kind of shares under this Warrant after giving effect to such adjustment.

6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

7. CERTAIN EVENTS. In the event of, at any time during the Exercise Period, any capital reorganization, or any reclassification of the capital stock of the Company (other than a change in par value or from par value to no par value or no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another corporation (other than a merger solely to effect a reincorporation of the Company into another state), in each case, in which the stockholders of the Company immediately prior to such capital reorganization, reclassification, consolidation or merger, will hold less than a majority of the outstanding shares of the Company or resulting corporation immediately after such capital reorganization, reclassification, consolidation or merger, or the sale or other disposition of all or substantially all of the properties and assets of the Company and its subsidiaries, taken as a whole, in its entirety to any other person, other than sales or other dispositions that do not require stockholder approval (each, an “Event”), the Company shall provide to the Holder 10 days’ advance written notice of such Event, and the Holder shall have the option, in its sole discretion, to allow any unexercised portion of the Warrant to be deemed automatically exercised pursuant to Section 2.2. This Warrant will be binding upon the successors and assigns of the Company upon an Event.

8. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

9. TRANSFER OF WARRANT. Subject to applicable laws and compliance with the Purchase Agreement, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder.

10. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

11. MODIFICATIONS AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and (i) Purchasers holding Warrants representing at least 80% of the number of Exercise Shares then issuable upon exercise of the Warrants sold in the Offering, provided, however, that such modification, amendment or waiver is made with respect to all Warrants issued in the Offering and does not adversely affect the Holder without adversely affecting all holders of Warrants in a similar manner; or (ii) the Holder.

12. NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed email, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page and to the Holders at the addresses on the Company records, or at such other address as the Company or Holder may designate by 10 days’ advance written notice to the other party hereto.

13. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

14. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of California without regard to the principles of conflict of laws.

15. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

16. SEVERABILITY. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

17. ENTIRE AGREEMENT. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of             , 2015.

OREXIGEN THERAPEUTICS, INC.

By:

Name:

Title:

Address:	3344 N. Torrey Pines Ct., Suite 200
La Jolla, CA 92037
Attention: Chief Financial Officer

NOTICE OF EXERCISE

TO: OREXIGEN THERAPEUTICS, INC.

(1) The undersigned hereby elects to (check one box only):

☐ purchase                  shares of the Common Stock of OREXIGEN THERAPEUTICS, INC. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full for such shares.

☐ purchase the number of shares of Common Stock of the Company by cashless exchange pursuant to the terms of the Warrant as shall be issuable upon cashless exchange of the portion of the Warrant relating to                  shares.

(2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3) If the first box in (1) above is checked, the undersigned represents that (i) the Holder is purchasing the aforesaid shares of Common Stock for its own account and not with a present view toward the public sale or distribution thereof and has no intention of selling or distributing any of such shares or any arrangement or understanding with any other persons regarding the sale or distribution of such Securities except in accordance with the provisions of the Purchase Agreement and except as would not result in a violation of the Securities Act, (ii) the Holder will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in accordance with the provisions of the Warrant and the Purchase Agreement or pursuant to and in accordance with the Securities Act, (iii) the Holder understands that the shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws, (iv) the Holder is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and is able to bear the economic risk of holding the shares for an indefinite period, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Securities; and (v) the Holder understands that (a) the shares have not been and are not being registered under the Securities Act (other than as contemplated in Article 6 of the Purchase Agreement) or any applicable state securities laws and, consequently, the Holder may have to bear the risk of owning the shares for an indefinite period of time because the shares may not be transferred unless (1) the resale of the shares is registered pursuant to an effective registration statement under the Securities Act; (2) the Holder has delivered to the Company an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from the registration requirements of the Securities Act; or (3) the shares are sold or transferred pursuant to Rule 144; (b) any sale of the shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (c) except as set forth in Article 6 of the Purchase Agreement, neither the Company nor any other person is under any obligation to register the resale of the shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(Date)	(Signature)

(Print name)

ASSIGNMENT FORM

(To assign the foregoing Warrant, subject to compliance with the Purchase Agreement, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the attached Warrant and all rights evidenced thereby are hereby assigned to

Name:

(Please Print)

Address:

(Please Print)

Dated: , 20

Holder’s Signature:

Holder’s Address:

NOTE: The Holder’s signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

ASSIGNEE ACKNOWLEDGMENT

The undersigned Assignee acknowledges that it has reviewed the attached Warrant and by its signature below it hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the attached Warrant and of the Purchase Agreement as of the date hereof.

Assignee’s Signature:

Assignee’s Address:

EXHIBIT C

FORM 8-K DISCLOSURE

EXHIBIT D

LEGAL OPINION